    As filed with the Securities and Exchange Commission on February 19, 1998

                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                Cable Link, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   31-1239657
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                        280 Cozzins, Columbus, Ohio 43215
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               (Address of Principal Executive Offices) (Zip Code)

                  Options issued pursuant to written contracts
                   with a consultant of Cable Link, Inc.; and
                     Cable Link, Inc. Stock Incentive Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                                                 with a copy to:

Kenneth J. Warren, Esq.               Robert S. Schwartz
5920 Cromdale Drive, Suite 1          c/o Benesch, Friedlander, Coplan & Aronoff
Dublin, Ohio 43017                    88 East Broad Street, Suite 900
                                      Columbus, Oh        43215-3506

--------------------------------------------------------------------------------
(Name and Address of Agent For Service)


                                  614-766-1960
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                                  CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                      Proposed         Proposed
                                                       maximum          maximum
      Title of securities          Amount to be    offering price      aggregate         Amount of
       to be registered             registered       per share*     offering price*  registration fee
-----------------------------------------------------------------------------------------------------
Common Stock, without par value       457,512    $.4136 - $2.2727     $747,564.60        $1,349.66

======================================================================================================

* The proposed maximum offering price per share is based upon the range of prices at which options may be exercised pursuant to paragraph (h)(1) of Rule 457.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents below are incorporated by reference in this registration statement; and all documents subsequently filed by Cable Link, Inc., an Ohio corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         (a) The Registrant's Registration Statement on Form 10-SB, as amended (Commission File No. 0-23111).

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB (Commission File No. 0-23111), including any amendment or report filed for the purpose of updating such description.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock of the Registrant will be passed upon for the Registrant by Kenneth J. Warren, Esq., Columbus, Ohio. Mr. Warren is the beneficial owner of 19,180 shares of Registrant's Common Stock and has options to purchase 5,060 shares of Registrant's Common Stock, and is the Secretary of Registrant.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Incorporated by reference to Item 5 of Part II of Registrant's Registration Statement on Form 10-SB, Commission File No.0-23111, as amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

(4)   Instruments Defining the Rights of Security Holders.

         4.1 See Articles IV, V and VI of the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 2.1 to Form 10-SB, Commission File No.0-23111).

         4.2 See Articles I, IV and VII of the Code of Regulations of Registrant (incorporated by reference to Exhibit 2.2 to Form 10-SB, Commission File No.0-23111).

(5)   Opinion re Legality.

         5.1 Opinion of Kenneth J. Warren, Esq. as to the validity of the Common Stock being registered hereunder.

(23)  Consents of Experts and Counsel.

         23.1     Consent of Groner, Boyle & Quillin, LLP.

         23.2     Consent of Kenneth J. Warren, Esq. is set forth as part of
                  Exhibit 5.1 above.

(24)  Powers of Attorney.

         24.1     Powers of Attorney.

         24.2 Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, this 9th day of February, 1998.

                                             CABLE LINK, INC.
                                              (Registrant)

                                             By:  /s/ Bob Binsky
                                                 -------------------------
                                                   Chairman of the Board
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 9, 1998.

       Signature                                           Title
       ---------                                           -----
/s/ Bob Binsky                        Director, Chairman of the Board, Chief Executive
---------------------------           Officer (principal executive officer)
Bob Binsky


/s/ Zaida Wahlberg*                   Treasurer (principal accounting officer)
---------------------------
Zaida Wahlberg


/s/ Brenda L. Thompson*               Director, President
---------------------------
Brenda L. Thompson


/s/ Richard Rozic*                    Director, Executive Vice President, Chief Operating
---------------------------           Officer
Richard Rozic


/s/ Eric S. Newman*                   Director
---------------------------
Eric S. Newman


/s/ Sherry J. Rothfield*              Director
---------------------------
Sherry J. Rothfield


/s/ Michael Tsao*                     Director
---------------------------
Michael Tsao

*Bob Binsky, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By:  /s/ Bob Binsky
    -----------------------------
     Bob Binsky, Attorney-in-fact

                                  EXHIBIT INDEX


                                                                                                        PAGE IN
                                                                                                     SEQUENTIALLY
  EXHIBIT                                                                                              NUMBERED
  NUMBER                                    DESCRIPTION                                                  COPY
4.1.         See Articles IV, V and VI of the Articles of Incorporation                                    *
             (incorporated by reference to Exhibit 3.1 of Form 10-SB, as amended).

4.2.         See Articles I, IV and VII of the Code of Regulations (incorporated                           *
             by reference to Exhibit 3.2 of Form 10-SB, as amended).

5.1.         Opinion of Kenneth J. Warren, Esq., as to the validity of the Common Stock being              7
             registered hereunder.

23.1.        Consent of Groner, Boyle & Quillin, LLP.                                                      9

23.2.        Consent of Kenneth J. Warren, Esq., is set forth as part of Exhibit 5.1 above.

24.1.        Powers of Attorney.                                                                          10

24.2.        Certified copy of resolution of Registrant's Board of Directors authorizing                  17
             officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.


* Incorporated by reference